UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2013

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Sidney Street, 2nd Floor Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2013, the Board of Directors (the “Board”) of Agios Pharmaceuticals, Inc. (the “Company”) elected Paul J. Clancy as a director to fill a vacancy on the Board. Mr. Clancy has been designated as a class I director to serve in accordance with the Company’s By-Laws until his successor has been duly elected and qualified or until his earlier death, removal or resignation. In connection with his election to the Board, Mr. Clancy was named to the Audit Committee of the Board (the “Audit Committee”), and was appointed chairman of the Audit Committee effective as of December 1, 2013.

Mr. Clancy has been Executive Vice President, Finance and Chief Financial Officer of Biogen Idec Inc., a publicly-traded biopharmaceutical company, since August 2007. Mr. Clancy joined Biogen in 2001 and has held several senior executive positions with Biogen, including Vice President of Business Planning, Portfolio Management and U.S. Marketing, and Senior Vice President of Finance with responsibilities for leading the Treasury, Tax, Investor Relations and Business Planning groups. Prior to that, he spent 13 years at PepsiCo, a food and beverage company, serving in a range of financial and general management positions. Mr. Clancy received his B.S. in Finance from Babson College and M.B.A. from Columbia University. The Company believes Mr. Clancy’s qualifications to serve on the Board include his 25 years of experience in finance and management positions at publicly-traded companies, including six years as the chief financial officer of a publicly-traded biopharmaceutical company.

There are currently no arrangements or understandings between Mr. Clancy and any other person pursuant to which Mr. Clancy was selected as a director. There are currently no transactions in which Mr. Clancy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s director compensation policy (the “Policy”), which was revised at the September 24, 2013 meeting of the Board, Mr. Clancy will receive (i) an annual cash compensation of (a) $35,000 ($8,750 per quarter) for his service as a director and (b) $15,000 ($3,750 per quarter) for service as the chair of the Audit Committee and (ii) reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof.

In addition, in accordance with the Policy, the Board granted Mr. Clancy an option to purchase 22,000 shares of the Company’s common stock on September 24, 2013. The option has an exercise price equal to $25.78, the closing price of the Company’s common stock on the date of grant, and vests as to 25% on the first anniversary of the date of grant, with remainder vesting in equal increments over 36 additional months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: September 26, 2013	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
Chief Executive Officer